Exhibit 99.1
FOR IMMEDIATE RELEASE

Willbros Reports Profitable Third Quarter 2009, Increased Backlog and Improved Visibility for 2010

•	Third quarter results reflect:
-	Positive performance in Upstream despite loss ($0.08 per share) on an EPC project
-	Cost reduction charges of $2.4 million, which along with additional cost saving initiatives anticipated in Q4, are expected to save $17.6 million on an annual basis
•	Backlog increased to $501 million
•	Awarded construction of 2 spreads of the Fayetteville Express Pipeline
•	Executed NiSource Alliance Agreement
•	Formed Joint Venture with Nacap to pursue major projects in Australia
•	Annual guidance for continuing operations for 2009 reduced to $0.50-0.60 per diluted share

HOUSTON, TX, NOVEMBER 4, 2009 — Willbros Group, Inc. (NYSE: WG) announced results for the third quarter 2009: revenue of $247.5 million and net income of $1.7 million or $0.04 per diluted share. Third quarter results reflect completion of a major large diameter pipeline project, a loss on an engineering, procurement and construction (“EPC”) project, as well as charges associated with meaningful cost savings initiatives. While current markets remain challenging, Willbros continues to be optimistic about 2010 based upon its increase in backlog, the first increase in five quarters, and significantly higher levels of bid activity across its business lines. As a result, management is proactively keeping in place key resources, despite the negative near term financial impact, in order to fully capitalize on an anticipated improvement in business activity beginning in the first quarter of 2010.

Third quarter results were also impacted by lower than anticipated utilization rates due to delays and cancellations of anticipated projects, higher levels of non-project chargeable staff required to address increasing levels of bid activity, as well as inclement weather which reduced the potential to convert project contingencies into income. The EPC project which incurred additional charges has now achieved mechanical completion. Randy Harl, President and Chief Executive Officer, explained, “While the third quarter results were impacted by charges on an EPC job, we are confident the issue is not systemic, and we are pleased with our overall execution and job performance reflecting our continuing progress with our processes and system improvements.”

1of 6
Michael W. Collier Vice President Investor Relations Sales & Marketing Willbros 713-403-8038	CONTACT: Connie Dever Director Strategic Planning Willbros 713-403-8035

Segment Operating Results
The Upstream Oil & Gas segment reported operating income of $5.5 million on revenue of $190.2 million. Operating results were driven by successful execution on large diameter pipeline construction projects, offset by charges (approximately $4.5 million or $0.08 per diluted share) on an EPC project awarded in late 2006 that experienced schedule delays and scope changes, subsequent to a 2009 workplace incident, and charges associated with cost savings initiatives (approximately $0.9 million or $0.02 per diluted share). The Downstream Oil & Gas segment reported an operating loss of $2.0 million, impacted by charges associated with cost savings initiatives (approximately $1.6 million or $0.03 per diluted share) and continued customer curtailment of spend for maintenance and capital projects in the refining sector.   Regarding the previously mentioned strategic retention of key resources, management believes this decision should ensure critical equipment and personnel are available for commitments, many of which are included in current backlog, beginning in early 2010 and assure future performance levels.

Cost Reductions
In the third quarter, Willbros significantly advanced its plan to reduce staff and indirect expenses in order to realign its costs with the reduced level of activity in its markets. Given the significant process and systems improvements the Company has made over the last two years, management believes many of these cost reductions can be sustained once market activity increases. Third quarter includes pre-tax charges of $2.4 million associated with cost reductions and anticipated additional charges of approximately $1.3 million in the fourth quarter, which are primarily related to office and facility leases, are anticipated to generate annualized savings of $17.6 million. Total savings related to cost reductions over the last twelve months should result in annualized savings of approximately $56.1 million.

Van Welch, Senior Vice President and CFO, commented, “Our expectations for 2009 results have been impacted by continued delays and cancellations of anticipated work as the macroeconomic environment caused our customers to reevaluate every aspect of their businesses.  Accordingly, we have reassessed the cost structure of our business units and taken actions to appropriately size the Company for the market conditions we anticipate, for our current and future commitments, and for the strategic growth we plan going forward.  We have maintained discipline with respect to our cash management and capital spending and our leaner structure will contribute significant savings in 2010.”

Awards Improve Visibility
Willbros noted that its focus on diversification of its business model continues to provide new revenue opportunities as bid and work volumes increase in the Government Services, Pipeline Manage & Maintain and Pipeline Specialty Services businesses.  Increased bid activity in these areas, as well as recent awards across business segments, has improved management’s visibility into the first half of 2010.  In separate press releases today, Willbros announced the award of significant new work on the Fayetteville Express Pipeline project, which is included in third quarter backlog, and the execution of a long term alliance agreement with NiSource Gas Transmission & Storage.

2 of 6
Michael W. Collier Vice President Investor Relations Sales & Marketing Willbros 713-403-8038	CONTACT: Connie Dever Director Strategic Planning Willbros 713-403-8035

Downstream Market Outlook
Willbros remains well positioned for refinery maintenance and turnarounds, small capital and life cycle extension projects, and is expecting to see improvement in Downstream activity as early as the first quarter of 2010. Refinery turnarounds, where early planning activity has already begun, are expected to be executed in early 2010.  Downstream construction groups are experiencing increased levels of inquiry activity over the previous quarter, while the Wink engineering business is continuing to position the company for engineering work at the plant level as well as for EPC projects.  In the past two months Downstream units have successfully competed for and won assignments for turnarounds, tank services work and plant engineering, displacing incumbent service providers at sites in Cushing, Oklahoma, Baton Rouge, Louisiana and Whiting, Indiana.  The Downstream unit has also won new project work for heater services to support operations in a large Gulf Coast refinery.  At September 30, 2009 turnaround projects comprised forty-three percent of the Downstream segment backlog. Willbros believes the traditional U.S. market for its Downstream segment will continue to improve, augmented by increasing opportunities in Canada and Libya.

Upstream Market Outlook
Willbros continues to believe the fundamentals supporting additional global hydrocarbon infrastructure build out are positive.  New bidding opportunities for EPC and construction projects in North American, North African, Middle Eastern and Australian markets are characterized by oil field development and gas monetization activities which require significant new investment in pipelines to transport hydrocarbons to shipping points or end markets.  Development of shale gas in the United States and oil sands in Canada continues to attract capital and should drive additional infrastructure build-out.  In Australia, Willbros has aligned itself with Nacap, a well-known international pipeline contractor with operations in Australia, to leverage our complementary capabilities and experience in pursuit of multiple large diameter pipeline EPC opportunities associated with delivery of the coal seam methane gas feedstock for proposed LNG liquefaction plants.  The Company noted that development plans in Canada, Australia and Abu Dhabi anticipate expenditures, which align with the company’s service offerings, in excess of $60 billion over the next ten years, representing significant opportunities for Willbros Upstream units.

Randy Harl, President and CEO, commented, “Our view of the opportunity for Willbros remains positive as we work through the pause in activity brought on by recent economic events and we expect to see improvement across our business lines beginning in the Downstream segment in the first quarter of 2010.  In our Upstream segment, we are currently bidding on over $1.0 billion of pipeline opportunities, beyond the FEP project we were recently awarded, for projects planned to be conducted in 2010 and 2011. To put this in perspective, and to emphasize the increased level of visibility we are seeing in the business, at this time last year we were bidding only $200 million in similar projects, or approximately twenty percent of the opportunity we see today.  The Company’s strong balance sheet enables us to continue to advance our strategy to diversify our business and expand our geographic footprint, both of which are generating new, quality opportunities and we will continue our efforts to convert them into backlog.”

3 of 6
Michael W. Collier Vice President Investor Relations Sales & Marketing Willbros 713-403-8038	CONTACT: Connie Dever Director Strategic Planning Willbros 713-403-8035

Backlog(1)
At September 30, 2009, Willbros reported backlog(1) from continuing operations of $501.4 million compared to $387.2 million at June 30, 2009; approximately 44 percent of backlog was cost reimbursable contracts.

Guidance
In light of current market conditions, the charges associated with cost reduction initiatives, margin erosion primarily in the Upstream segment, and the decision to maintain resource levels for the anticipated improvement in 2010 activity, Willbros is now forecasting 2009 earnings per fully diluted share to be in a range of $0.50-0.60.

Conference Call
In conjunction with this release, Willbros has scheduled a conference call, which will be broadcast live over the Internet on Thursday, November 5, 2009 at 9:00 a.m. Eastern Time (8:00 a.m. Central).

What:	Willbros Group, Inc. Third Quarter 2009 Earnings Conference Call
When:	Thursday, November 5, 2009 – 9:00 a.m. Eastern Time
Where:	Live via phone by dialing 866-550-6338 or 347-284-6930, passcode 9209847, and asking for the Willbros call at least 10 minutes prior to the start time.
Where:	Live over the Internet by logging onto www.willbros.com on the home page under Events.

A telephonic replay of the conference call will be available through November 12, 2009 and may be accessed by calling 888-203-1112 or 719-457-0820 and using the passcode 9209847.  Also, an archive of the webcast will be available shortly after the call on www.willbros.com for a period of 12 months.

Willbros Group, Inc. is an independent contractor serving the oil, gas, power, refining and petrochemical industries, providing engineering, construction, turnaround, maintenance, life cycle extension services and facilities development and operations services to industry and government entities worldwide.  For more information on Willbros, please visit our web site at www.willbros.com.

This announcement contains forward-looking statements.  All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements.  A number of risks and uncertainties could cause actual results to differ materially from these statements, including  the potential for additional investigations; the disruptions to the global credit markets; the current global recession; fines and penalties by government agencies; new legislation or regulations detrimental to the economic operation of refining capacity in the United States; the identification of one or more other issues that require restatement of one or more prior period financial statements; the existence of material weaknesses in internal controls over financial reporting; availability of quality management; availability and terms of capital; changes in, or the failure to comply with, government regulations; ability to remain in compliance with, or obtain waivers under, the Company's loan agreements and indentures; the promulgation, application, and interpretation of environmental laws and regulations; future E&P capital expenditures; oil, gas, gas liquids, and power prices and demand; the amount and location of planned pipelines; the refinery crack spread and planned refinery outages and upgrades; the effective tax rate of the different countries where the work is being conducted; and development trends of the oil, gas, power, refining and petrochemical industries; changes in the political and economic environment of the countries in which the Company has operations; as well as other risk factors described from time to time in the Company's documents and reports filed with the SEC.  The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

TABLE TO FOLLOW

4 of 6
Michael W. Collier Vice President Investor Relations Sales & Marketing Willbros 713-403-8038	CONTACT: Connie Dever Director Strategic Planning Willbros 713-403-8035

WILLBROS GROUP, INC.
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008
Income Statement
Contract revenue
Upstream O&G	$190,172	$404,402	$854,066	$1,171,007
Downstream O&G	57,361	86,249	211,875	278,995
	247,533	490,651	1,065,941	1,450,002
Operating expenses
Upstream O&G	184,712	379,894	807,086	1,088,839
Downstream O&G	59,322	81,526	210,366	260,223
	244,034	461,420	1,017,452	1,349,062

Operating income (loss)
Upstream O&G	5,460	24,508	46,980	82,168
Downstream O&G	(1,961)	4,723	1,509	18,772
Operating income	3,499	29,231	48,489	100,940

Other expense
Interest – net	(1,977)	(2,359)	(6,093)	(7,075)
Other - net	(126)	58	(18)	204
	(2,103)	(2,301)	(6,111)	(6,871)
Income from continuing operations before income taxes	1,396	26,930	42,378	94,069
Provision (benefit) for income taxes	(659)	8,057	13,257	36,450
Income from continuing operations before noncontrolling interest	2,055	18,873	29,121	57,619
Less: Income attributable to noncontrolling interest	(372)	(413)	(1,543)	(1,433)
Income from continuing operations attributable to Willbros Group, Inc.	1,683	18,460	27,578	56,186
Income (loss) from discontinued operations net of provision for income taxes	(27)	1,219	(1,527)	3,042
Net income attributable to Willbros Group, Inc.	$1,656	$19,679	$26,051	$59,228

Basic income (loss) per share attributable to Company shareholders:
Continuing operations	$0.04	$0.48	$0.71	$1.47
Discontinued operations	-	0.03	(0.04)	0.08
	$0.04	$0.51	$0.67	$1.55

Diluted income (loss) per share attributable to Company shareholders:
Continuing operations	$0.04	$0.46	$0.71	$1.41
Discontinued operations	-	0.03	(0.04)	0.07
	$0.04	$0.49	$0.67	$1.48
Cash Flow Data
Continuing operations
Cash provided by (used in)
Operating activities	$13,263	$35,867	$81,230	$97,193
Investing activities	(14,533)	(14,356)	(16,091)	(23,943)
Financing activities	(2,836)	(14,181)	(32,203)	(41,616)
Foreign exchange effects	2,580	74	3,145	(499)
Discontinued operations	(143)	939	(222)	3,531

5 of 6
Michael W. Collier Vice President Investor Relations Sales & Marketing Willbros 713-403-8038	CONTACT: Connie Dever Director Strategic Planning Willbros 713-403-8035

Other Data (Continuing Operations)
Weighted average shares outstanding
Basic	38,722	38,314	38,657	38,237
Diluted	38,919	43,803	38,817	43,864
EBITDA(2)	$12,516	$40,077	$78,010	$133,699
Capital expenditures	3,710	14,362	10,369	45,985

Reconciliation of Non-GAAP Financial Measure

EBITDA (2)
Net income from continuing operations attributable to Willbros Group, Inc.	$1,683	$18,460	$27,578	$56,186
Interest - net	1,977	2,359	6,093	7,075
Provision (benefit) for income taxes	(659)	8,057	13,257	36,450
Depreciation and amortization	9,515	11,201	31,082	33,988
EBITDA	$12,516	$40,077	$78,010	$133,699

	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Balance Sheet Data
Cash and cash equivalents	$243,723	$245,392	$255,562	$207,864
Working capital	327,259	321,419	307,164	285,166
Total assets	758,290	779,096	793,421	787,344
Total debt	104,967	102,263	117,723	120,514
Stockholders' equity	487,439	477,566	457,770	442,556

Backlog Data (1)
By Reporting Segment
Upstream O&G	$310,407	$235,724	$383,795	$484,068
Downstream O&G	190,951	151,462	154,410	171,426
	$501,358	$387,186	$538,205	$655,494

By Geographic Area
North America	$465,259	$358,415	$512,347	$621,313
Middle East & North Africa	36,099	28,771	25,858	34,181
	$501,358	$387,186	$538,205	$655,494

(1)	Backlog is anticipated contract revenue from projects for which award is either in hand or reasonably assured.
(2)
EBITDA is earnings before net interest, income taxes and depreciation and amortization and intangible asset impairments. EBITDA as presented may not be comparable to other similarly titled measures reported by other companies. The Company believes EBITDA is a useful measure of evaluating its financial performance because of its focus on the Company’s results from operations before net interest, income taxes, depreciation and amortization. EBITDA is not a measure of financial performance under generally accepted accounting principles. However, EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies. A reconciliation of EBITDA to net income is included in the exhibit to this release.

###

6 of 6
Michael W. Collier Vice President Investor Relations Sales & Marketing Willbros 713-403-8038	CONTACT: Connie Dever Director Strategic Planning Willbros 713-403-8035